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Yahoo! Inc.

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On July 25, 2016, Yahoo! Inc. posted the following publicly on yahoo.tumblr.com.

Verizon to acquire Yahoo’s operating business

Today is a big day for Yahoo! This is the email that I sent to Yahoos around the world today. Given the interest around our journey to this point, I wanted to share more about today’s announcement. –Marissa

--------------------------------------------------------------------------------

Dear Yahoos,

Moments ago, we announced an agreement with Verizon to acquire Yahoo’s operating business. This culminates a rigorous, thorough process over many months, and yields a great outcome for the company. Today’s announcement not only brings us an important step toward separating Yahoo’s operating business from our Asian asset equity stakes, it also presents exciting opportunities to accelerate Yahoo’s transformation. Among the many entities that showed interest in Yahoo, Verizon believed most in the immense value we’ve created, and in what a combination could bring our users, our advertisers, and our partners.

This is a good moment to reflect on Yahoo’s journey to date.

Yahoo is a company that changed the world. Before Yahoo, the Internet was a government research project. Yahoo humanized and popularized the web, email, search, real-time media, and more.

What really sets Yahoo apart is the shared passion to create great products for our 1B+ users, and in doing so, transforming the world for the better. You can clearly see that spirit, that commitment, that fight in the work we’ve done together over the past few years. We set out to transform this company – and we’ve made incredible progress. We counteracted many of the tectonic shifts of declining legacy businesses, and built a Yahoo that is unequivocally stronger, nimbler, and more modern. We tripled our mobile base to over 600 million monthly users, we invested in and built Mavens from basically zero in 2011 into $1.6B of GAAP Revenue in 2015, we streamlined and modernized every aspect of our consumer products, and, with Gemini and BrightRoll, we dramatically improved our advertiser products. This only scratches the surface of what we’ve achieved… and we all know how much hard work it took to get here.

It’s because of that hard work and resilience, that Yahoo will realize amazing opportunities in its next chapter.

This sale is not only an important step in our plan to unlock shareholder value for Yahoo, it is also a great opportunity for Yahoo to build further distribution and accelerate our work in mobile, video, native advertising, and social. As one of the largest wireless and cable companies in the world, Verizon opens the door to extensive distribution opportunities. With more than 100 million wireless customers, a shared view of the importance of mobile and video ad tech, a deep content focus through AOL, Verizon brings clear synergies to the table. And with their aggressive aims to grow global audience to 2B users and $20B in revenue within the mobile-media business by 2020, Yahoo’s products and brand will be central to achieving these goals. Joining forces with AOL and Verizon will help us achieve tremendous scale on mobile. Imagine the distribution challenges we will solve, the scale we will achieve, the products we will build, and the advertisers we will reach now with Mavens – it’s incredibly compelling.

The strategic process has created a lot of uncertainty, but our incredibly loyal and dedicated employee base has stepped up to every challenge along the way. Through the first half of the year, we met our operational goals and overachieved on plan. But, further, there are things that you cannot measure, like the passion of the people behind the products. The teams here have not only built incredible products and technologies, but have built Yahoo into one of the most iconic, and universally well-liked companies in the world. One that continues to impact the lives of more than a billion people. I’m incredibly proud of everything that we’ve achieved, and I’m incredibly proud of our team. For me personally, I’m planning to stay. I love Yahoo, and I believe in all of you. It’s important to me to see Yahoo into its next chapter.

As we work to close this agreement in Q1 2017, it’s more important than ever that we come together as one global team to continue executing on our strategic plan through the remainder of the year. We have delivered the first half of the year with pride, achieving our goals. Now, it is up to us to make Yahoo’s final quarters as an independent company count.

Yahoo is a company that changed the world. Now, we will continue to, with even greater scale, in combination with Verizon and AOL.

Thanks,

Marissa

Important Additional Information and Where to Find It.

Yahoo will be filing with the Securities and Exchange Commission (the “SEC”) a proxy statement regarding the proposed sale of Yahoo’s operating business to Verizon Communications Inc., the definitive version of which will be sent or provided to Yahoo stockholders. BEFORE MAKING ANY VOTING DECISION, YAHOO’S STOCKHOLDERS ARE STRONGLY ADVISED TO READ YAHOO’S PROXY STATEMENT IN ITS ENTIRETY (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and stockholders will be able to obtain (when available) a free copy of Yahoo’s proxy statement, any amendments or supplements to the proxy statement, and other documents filed by Yahoo with the SEC (when available) in connection with the proposed transaction for no charge at the SEC’s website at www.sec.gov, on the Investor Relations page of Yahoo’s website investor.yahoo.net or by writing to Investor Relations, Yahoo! Inc., 701 First Avenue, Sunnyvale, CA 94089.

Yahoo and its directors and executive officers may be deemed participants in the solicitation of proxies from its investors and stockholders in connection with the proposed transaction. Information concerning the ownership of Yahoo securities by Yahoo’s directors and executive officers is included in their SEC filings on Forms 3, 4 and 5, and additional information is also available in Yahoo’s annual report on Form 10-K for the year ended December 31, 2015, as amended, and Yahoo’s proxy statement for its 2016 annual meeting of stockholders filed with the SEC on May 23, 2016. Information regarding Yahoo’s directors, executive officers and other persons who may, under the rules of the SEC, be considered participants in the solicitation of proxies in connection with the proposed transaction, including their respective interests by security holdings or otherwise, also will be set forth in the definitive proxy statement relating to the proposed transaction when it is filed with the SEC. These documents may be obtained free of charge from the sources indicated above.

This post contains forward-looking statements concerning the proposed sale of Yahoo’s operating business. Risks and uncertainties may cause actual results to differ materially from the results predicted. Potential risks and uncertainties include, among others: (i) the inability to consummate the transaction in a timely manner or at all, due to the inability to obtain or delays in obtaining the stockholder approval, necessary regulatory approvals for the transaction or satisfaction of other conditions to the closing of the transaction; (ii) the occurrence of any event, change or other circumstance that could give rise to the termination of the purchase agreement; (iii) the potential adverse effect on Yahoo’s partner, advertiser, vendor and customer relationships, operating results and business generally resulting from the announcement of the transaction; (iv) the implementation of the transaction which will require significant time, attention and resources of Yahoo’s senior management and others within Yahoo, potentially diverting their attention from other aspects of Yahoo’s business; (v) risks related to Yahoo’s ability to retain or recruit key talent; (vi) the costs, fees, expenses and charges related to or triggered by the transaction; (vii) potential adverse effects on Yahoo’s business, properties or operations caused by Yahoo implementing the transaction; (viii) the anticipated benefits of transaction to Yahoo’s stockholders may not be realized; and (ix) the initiation or outcome of any legal proceedings or regulatory proceedings that may be instituted against Yahoo relating to the transaction. More information about other potential factors that could affect Yahoo’s business and financial results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Yahoo’s Annual Report on Form 10-K for the year ended December 31, 2015, as amended, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, which are on file with the SEC and available on the SEC’s website at www.sec.gov. All information set forth in this communication is as of July 25, 2016. Yahoo does not intend, and undertakes no duty, to update this information to reflect subsequent events or circumstances.

--------------------------------------------------------------------------------

Verizon to acquire Yahoo’s operating business

Transaction will create a new rival in mobile media technology reaching over 1B users* with a roster of the world’s most beloved brands

BASKING RIDGE, NJ, and SUNNYVALE, Calif. – July 25, 2016 – Verizon Communications Inc. (NYSE, Nasdaq: VZ) and Yahoo! Inc. (Nasdaq: YHOO) today announce they have entered into a definitive agreement under which Verizon will acquire Yahoo’s operating business for approximately $4.83 billion in cash, subject to customary closing adjustments.

Yahoo informs, connects and entertains a global audience of more than 1 billion monthly active users** – including 600 million monthly active mobile users*** – through its search, communications and digital content products. Yahoo also connects advertisers with target audiences through a streamlined advertising technology stack that combines the power of their data, content and technology.

Lowell McAdam, Verizon Chairman and CEO, said: “Just over a year ago we acquired AOL to enhance our strategy of providing a cross-screen connection for consumers, creators and advertisers. The acquisition of Yahoo will put Verizon in a highly competitive position as a top global mobile media company, and help accelerate our revenue stream in digital advertising.”

Yahoo will be integrated with AOL under Marni Walden, EVP and President of the Product Innovation and New Businesses organization at Verizon.

Marissa Mayer, CEO of Yahoo, said: “Yahoo is a company that has changed the world, and will continue to do so through this combination with Verizon and AOL. The sale of our operating business, which effectively separates our Asian asset equity stakes, is an important step in our plan to unlock shareholder value for Yahoo. This transaction also sets up a great opportunity for Yahoo to build further distribution and accelerate our work in mobile, video, native advertising and social.”

Mayer added, “Yahoo and AOL popularized the Internet, email, search and real-time media. It’s poetic to be joining forces with AOL and Verizon as we enter our next chapter focused on achieving scale on mobile. We have a terrific, loyal, experienced and quality team, and I couldn’t be prouder of our achievements to date, including building our new lines of business to $1.6 billion in GAAP revenue in 2015. I’m excited to extend our momentum through this transaction.”

Tim Armstrong, CEO of AOL, said: “Our mission at AOL is to build brands people love, and we will continue to invest in and grow them. Yahoo has been a long-time investor in premium content and created some of the most beloved consumer brands in key categories like sports, news and finance.”

Under Armstrong, AOL has invested in and grown global premium brands, including The Huffington Post, TechCrunch, Engadget, MAKERS and AOL.com, and market-leading programmatic platforms – including ONE by AOL for both advertisers and publishers.

Armstrong added, “We have enormous respect for what Yahoo has accomplished: this transaction is about unleashing Yahoo’s full potential, building upon our collective synergies, and strengthening and accelerating that growth. Combining Verizon, AOL and Yahoo will create a new powerful competitive rival in mobile media, and an open, scaled alternative offering for advertisers and publishers.”

The addition of Yahoo to Verizon and AOL will create one of the largest portfolios of owned and partnered global brands with extensive distribution capabilities. Combined, AOL and Yahoo will have more than 25 brands in its portfolio for continued investment and growth. Yahoo’s key assets include market-leading premium content brands in major categories including finance, news and sports, as well as one of the most popular email services globally with approximately 225 million monthly active users****. Additional technology assets in the advertising space include Brightroll, a programmatic demand-side platform; Flurry, an independent mobile apps analytics service; and Gemini, a native and search advertising solution.

The deal is subject to customary closing conditions, approval by Yahoo’s shareholders, and regulatory approvals, and is expected to close in Q1 of 2017. Until the closing, Yahoo will continue to operate independently, offering and improving its own products and services for users, advertisers, developers and partners.

Verizon will generally issue cash-settled Verizon RSUs for Yahoo RSUs that are outstanding at the close.

The sale does not include Yahoo’s cash, its shares in Alibaba Group Holdings, its shares in Yahoo Japan, Yahoo’s convertible notes, certain minority investments, and Yahoo’s non-core patents (called the Excalibur portfolio). These assets will continue to be held by Yahoo, which will change its name at closing and become a registered, publicly traded investment company. Yahoo will provide additional information about the investment company at a future date.

Yahoo intends to return substantially all of its net cash to shareholders and will determine and communicate a specific capital return strategy at an appropriate time.

LionTree Advisors, LLC, Allen & Company LLC, Bank of America Merrill Lynch and Guggenheim Securities, LLC are acting as financial advisors to Verizon. Wachtell, Lipton, Rosen & Katz, Gibson, Dunn & Crutcher LLP, Covington & Burling LLP and Winston & Strawn LLP are acting as legal advisors to Verizon.

Goldman, Sachs & Co., J.P. Morgan Securities LLC and PJT Partners are acting as financial advisors to the Yahoo Board and its Strategic Review Committee. Skadden, Arps, Slate, Meagher & Flom LLP, Wilson Sonsini Goodrich & Rosati and Weil Gotshal & Manges LLP are acting as legal advisors to Yahoo. Cravath, Swaine & Moore LLP is independent legal advisor to Yahoo’s Strategic Review Committee.

Yahoo will hold an investor call at 5:30 a.m. Pacific/8:30 a.m. Eastern today. Investors can dial in at (866) 593-9949 and investors outside the U.S. can dial in at (973) 935-8154, using the conference ID 55971720. The call will be hosted by Yahoo CEO Marissa Mayer and Yahoo CFO Ken Goldman. Yahoo will also make the Chair of the Strategic Review Committee, Tom McInerney, and Yahoo Chairman of the Board Maynard Webb available for questions.

Verizon will announce second-quarter 2016 results tomorrow, July 26. To provide further context for investors about this transaction and other strategic initiatives, McAdam will participate in Verizon’s earnings webcast beginning 8:30 a.m. Eastern tomorrow. Access instructions and presentation materials, including Verizon’s earnings release, will be available at 7 a.m. on Verizon’s Investor Relations website, www.verizon.com/about/investors/.

*	Based on Yahoo internal metrics, Jan. 2016 and AOL Internal, June 2016

**	Yahoo internal user metrics, Jan. 2016

***	Yahoo internal user metrics, Jan 2016

****	Yahoo internal user metrics, Jan. 2016. Mail monthly active users includes 58M IMAP/POP only users – ie. Yahoo monthly users that access their mail using other companies mail application

About Verizon

Verizon Communications Inc. (NYSE, Nasdaq: VZ), headquartered in New York City, generated nearly $132 billion in 2015 revenues. Verizon operates America’s most reliable wireless network, with 112.6 million retail connections nationwide. The company also provides communications and entertainment services over America’s most advanced fiber-optic network, and delivers integrated business solutions to customers worldwide.

About AOL

AOL is a media technology company with a mission to connect consumers and creators through open marketplaces. AOL uses data to disrupt content production, distribution and monetization. The company connects publishers with advertisers across its global, programmatic platforms, tapping into Microsoft inventory and original content brands like TechCrunch, The Huffington Post and MAKERS, which reach over 500 million monthly global consumers. Within its mobile advertising network alone, AOL has a reach of roughly 600 million users. A subsidiary of Verizon, AOL is shaping the digital future.

About Yahoo

Yahoo is a guide to digital information discovery, focused on informing, connecting, and entertaining users through its search, communications, and digital content products. By creating highly personalized experiences, Yahoo helps users discover the information that matters most to them around the world – on mobile or desktop. Yahoo connects advertisers with target audiences through a streamlined advertising technology stack that combines the power of Yahoo’s data, content, and technology. Yahoo is headquartered in Sunnyvale, California, and has offices located throughout the Americas, Asia Pacific (APAC) and the Europe, Middle East and Africa (EMEA) regions. For more information, visit the pressroom (pressroom.yahoo.net) or the Company’s blog (yahoo.tumblr.com).

Yahoo!, the Yahoo family of marks, and the associated logos are trademarks and/or registered trademarks of Yahoo! Inc. Other names are trademarks and/or registered trademarks of their respective owners.

Important Additional Information and Where to Find It.

Yahoo will be filing with the Securities and Exchange Commission (the “SEC”) a proxy statement regarding the proposed sale of Yahoo’s operating business to Verizon Communications Inc., the definitive version of which will be sent or provided to Yahoo stockholders. BEFORE MAKING ANY VOTING DECISION, YAHOO’S STOCKHOLDERS ARE STRONGLY ADVISED TO READ YAHOO’S PROXY STATEMENT IN ITS ENTIRETY (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and stockholders will be able to obtain (when available) a free copy of Yahoo’s proxy statement, any amendments or supplements to the proxy statement, and other documents filed by Yahoo with the SEC (when available) in connection with the proposed transaction for no charge at the SEC’s website at www.sec.gov, on the Investor Relations page of Yahoo’s website investor.yahoo.net or by writing to Investor Relations, Yahoo! Inc., 701 First Avenue, Sunnyvale, CA 94089.

Yahoo and its directors and executive officers may be deemed participants in the solicitation of proxies from its investors and stockholders in connection with the proposed transaction. Information concerning the ownership of Yahoo securities by Yahoo’s directors and executive officers is included in their SEC filings on Forms 3, 4 and 5, and additional information is also available in Yahoo’s annual report on Form 10-K for the year ended December 31, 2015, as amended, and Yahoo’s proxy statement for its 2016 annual meeting of stockholders filed with the SEC on May 23, 2016. Information regarding Yahoo’s directors, executive officers and other persons who may, under the rules of the SEC, be considered participants in the solicitation of proxies in connection with the proposed transaction, including their respective interests by security holdings or otherwise, also will be set forth in the definitive proxy statement relating to the proposed transaction when it is filed with the SEC. These documents may be obtained free of charge from the sources indicated above.

Verizon Forward-Looking Statements

In this communication Verizon has made forward-looking statements. These statements are based on our estimates and assumptions and are subject to risks and uncertainties. Forward-looking statements include the information concerning our possible or assumed future results of operations. Forward-looking statements also include those preceded or followed by the words “anticipates,” “believes,” “estimates,” “hopes” or similar expressions. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors, along with those discussed in our filings with the Securities and Exchange Commission (the “SEC”), could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: adverse conditions in the U.S. and international economies; the effects of competition in the markets in which we operate; material changes in technology or technology substitution; disruption of our key suppliers’ provisioning of products or services; changes in the regulatory environment in which we operate, including any increase in restrictions on our ability to operate our networks; breaches of network or information technology security, natural disasters, terrorist attacks or acts of war or significant litigation and any resulting financial impact not covered by insurance; our high level of indebtedness; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets affecting the cost, including interest rates, and/or availability of further financing; material adverse changes in labor matters, including labor negotiations, and any resulting financial and/or operational impact; significant increases in benefit plan costs or lower investment returns on plan assets; changes in tax laws or treaties, or in their interpretation; changes in accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; and the inability to implement our business strategies.

Yahoo’s Forward Looking Statements

This press release (including, without limitation, the quotations from management) contains forward-looking statements concerning the proposed sale of Yahoo’s operating business. Risks and uncertainties may cause actual results to differ materially from the results predicted. Potential risks and uncertainties include, among others: (i) the inability to consummate the transaction in a timely manner or at all, due to the inability to obtain or delays in obtaining the stockholder approval, necessary regulatory approvals for the transaction or satisfaction of other conditions to the closing of the transaction; (ii) the occurrence of any event, change or other circumstance that could give rise to the termination of the purchase agreement; (iii) the potential adverse effect on Yahoo’s partner, advertiser, vendor and customer relationships, operating results and business generally resulting from the announcement of the transaction; (iv) the implementation of the transaction which will require significant time, attention and resources of Yahoo’s senior management and others within Yahoo, potentially diverting their attention from other aspects of Yahoo’s business; (v) risks related to Yahoo’s ability to retain or recruit key talent; (vi) the costs, fees, expenses and charges related to or triggered by the transaction; (vii) potential adverse effects on Yahoo’s business, properties or operations caused by Yahoo implementing the transaction; (viii) the anticipated benefits of transaction to Yahoo’s stockholders may not be realized; and (ix) the initiation or outcome of any legal proceedings or regulatory proceedings that may be instituted against Yahoo relating to the transaction. More information about other potential factors that could affect Yahoo’s business and financial results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Yahoo’s Annual Report on Form 10-K for the year ended December 31, 2015, as amended, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, which are on file with the SEC and available on the SEC’s website at www.sec.gov. All information set forth in this communication is as of July 25, 2016. Yahoo does not intend, and undertakes no duty, to update this information to reflect subsequent events or circumstances.

On July 25, 2016, Yahoo! Inc. distributed the following e-mail to its employees.

FROM: Marissa Mayer

SUBJECT: Yahoo’s next chapter

*************************************************************

YAHOO PROPRIETARY AND CONFIDENTIAL – DO NOT FORWARD

Dear Yahoos,

Moments ago, we announced an agreement with Verizon to acquire Yahoo’s operating business. This culminates a rigorous, thorough process over many months, and yields a great outcome for the company. Today’s announcement not only brings us an important step toward separating Yahoo’s operating business from our Asian asset equity stakes, it also presents exciting opportunities to accelerate Yahoo’s transformation. Among the many entities that showed interest in Yahoo, Verizon believed most in the immense value we’ve created, and in what a combination could bring our users, our advertisers, and our partners.

This is a good moment to reflect on Yahoo’s journey to date.

Yahoo is a company that changed the world. Before Yahoo, the Internet was a government research project. Yahoo humanized and popularized the web, email, search, real-time media, and more.

What really sets Yahoo apart is the shared passion to create great products for our 1B+ users, and in doing so, transforming the world for the better. You can clearly see that spirit, that commitment, that fight in the work we’ve done together over the past few years. We set out to transform this company — and we’ve made incredible progress. We counteracted many of the tectonic shifts of declining legacy businesses, and built a Yahoo that is unequivocally stronger, nimbler, and more modern. We tripled our mobile base to over 600 million monthly users, we invested in and built Mavens from basically zero in 2011 into $1.6B of GAAP Revenue in 2015, we streamlined and modernized every aspect of our consumer products, and, with Gemini and BrightRoll, we dramatically improved our advertiser products. This only scratches the surface of what we’ve achieved… and we all know how much hard work it took to get here.

It’s because of that hard work and resilience, that Yahoo will realize amazing opportunities in its next chapter.

This sale is not only an important step in our plan to unlock shareholder value for Yahoo, it is also a great opportunity for Yahoo to build further distribution and accelerate our work in mobile, video, native advertising, and social. As one of the largest wireless and cable companies in the world, Verizon opens the door to extensive distribution opportunities. With more than 100 million wireless customers, a shared view of the importance of mobile and video ad tech, a deep content focus through AOL, Verizon brings clear synergies to the table. And with their aggressive aims to grow global audience to 2B users and $20B in revenue within the mobile-media business by 2020, Yahoo’s products and brand will be central to achieving these goals. Joining forces with AOL and Verizon will help us achieve tremendous scale on mobile. Imagine the distribution challenges we will solve, the scale we will achieve, the products we will build, and the advertisers we will reach now with Mavens — it’s incredibly compelling.

The strategic process has created a lot of uncertainty, but our incredibly loyal and dedicated employee base has stepped up to every challenge along the way. Through the first half of the year, we met our operational goals and overachieved on plan. But, further, there are things that you cannot measure, like the passion of the people behind the products. The teams here have not only built incredible products and technologies, but have built Yahoo into one of the most iconic, and universally well-liked companies in the world. One that continues to impact the lives of more than a billion people. I’m incredibly proud of everything that we’ve achieved, and I’m incredibly proud of our team. For me personally, I’m planning to stay. I love Yahoo, and I believe in all of you. It’s important to me to see Yahoo into its next chapter.

As we work to close this agreement in Q1 2017, it’s more important than ever that we come together as one global team to continue executing on our strategic plan through the remainder of the year. We have delivered the first half of the year with pride, achieving our goals. Now, it is up to us to make Yahoo’s final quarters as an independent company count.

I understand that you’ll have many questions. EStaff, our leadership team, and I will do our best to answer them. To start, we’ll be posting information this week on Backyard in one place, yo/future. We’ll also hold a global All Team meeting in URLs and live via a webcast (yo/futurelive) at 10:30am PT this morning. We also have a moderator, yo/futuremod, for questions you can ask and vote on.

I look forward to connecting with you all later this morning.

Thanks,

Marissa

Important Additional Information and Where to Find It.

Yahoo will be filing with the Securities and Exchange Commission (the “SEC”) a proxy statement regarding the proposed sale of Yahoo’s operating business to Verizon Communications Inc., the definitive version of which will be sent or provided to Yahoo stockholders. BEFORE MAKING ANY VOTING DECISION, YAHOO’S STOCKHOLDERS ARE STRONGLY ADVISED TO READ YAHOO’S PROXY STATEMENT IN ITS ENTIRETY (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and stockholders will be able to obtain (when available) a free copy of Yahoo’s proxy statement, any amendments or supplements to the proxy statement, and other documents filed by Yahoo with the SEC (when available) in connection with the proposed transaction for no charge at the SEC’s website at www.sec.gov, on the Investor Relations page of Yahoo’s website investor.yahoo.net or by writing to Investor Relations, Yahoo! Inc., 701 First Avenue, Sunnyvale, CA 94089.

Yahoo and its directors and executive officers may be deemed participants in the solicitation of proxies from its investors and stockholders in connection with the proposed transaction. Information concerning the ownership of Yahoo securities by Yahoo’s directors and executive officers is included in their SEC filings on Forms 3, 4 and 5, and additional information is also available in Yahoo’s annual report on Form 10-K for the year ended December 31, 2015, as amended, and Yahoo’s proxy statement for its 2016 annual meeting of stockholders filed with the SEC on May 23, 2016. Information regarding Yahoo’s directors, executive officers and other persons who may, under the rules of the SEC, be considered participants in the solicitation of proxies in connection with the proposed transaction, including their respective interests by security holdings or otherwise, also will be set forth in the definitive proxy statement relating to the proposed transaction when it is filed with the SEC. These documents may be obtained free of charge from the sources indicated above.